UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 07, 2021

Turning Point Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38871	46-3826166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10628 Science Center Drive, Ste. 200
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 926-5251

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TPTX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 7, 2021, Turning Point Therapeutics, Inc. (the “Company”) reported updated preliminary clinical data from ongoing trials for repotrectinib, its lead drug candidate, and elzovantinib (TPX-0022), a novel MET/SRC/CSF1R inhibitor, and provided regulatory updates.

In connection with the report of the updated clinical data and regulatory updates, the Company referred to the presentation attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Repotrectinib Updated Phase 2 Data from TRIDENT-1 Study from ROS1-Positive Tyrosine Kinase Inhibitor (TKI)-Pretreated Advanced Non-Small Cell Lung Cancer Cohorts (EXP-2, EXP-3, EXP-4)

The updated Phase 2 TRIDENT-1 dataset utilizes an August 26, 2021 data cutoff. The safety analysis includes 301 treated patients from the pooled Phase 1 and Phase 2 portions of TRIDENT-1 across all cohorts, and the preliminary efficacy analysis includes 72 evaluable patients from the pooled Phase 1 and Phase 2 portions of TRIDENT-1 in the ROS1-positive TKI-pretreated advanced non-small cell lung cancer (“NSCLC”) cohorts (EXP-2, EXP-3, EXP-4). Phase 2 patients included in the efficacy analysis had baseline measurable disease and at least one post-baseline evaluable scan or were off treatment prior to first post-baseline scan. Responses were confirmed with a subsequent scan at least 28 days later per RECIST 1.1 and were determined by physician assessment for Phase 2 patients. Phase 1 patients included in the efficacy analysis were treated at or above the Phase 2 dose, with responses assessed by blinded independent central review (“BICR”). The Phase 1 data cutoff date was July 22, 2019 for responses and August 26, 2021 for duration of treatment.

Pooled Phase 1 and Phase 2 Preliminary Efficacy Analysis (n=72)

•
In the ROS1-positive advanced NSCLC population pretreated with one prior TKI and prior platinum-based chemotherapy (EXP-2: n=23), the confirmed Objective Response Rate (“cORR”) was 39% (95% CI: 20-61). Duration of response ranged from 1.8+ to 11.1 months, and the duration of treatment in the 23 patients ranged from 0.7 to 44.5+ months with five patients remaining on treatment.

•
In the ROS1-positive advanced NSCLC population pretreated with two prior TKIs without prior chemotherapy (EXP-3: n=10), the cORR was 30% (95% CI: 7-65). Duration of response ranged from 1.9+ to 12.9+ months, and the duration of treatment in the 10 patients ranged from 0.5 to 18.1+ months with two patients remaining on treatment.

•
In the ROS1-positive advanced NSCLC population pretreated with one prior TKI without prior chemotherapy (EXP-4: n=39), the cORR was 38% (95% CI: 23-55). As of the cutoff date, three patients had unconfirmed partial responses (“uPRs”), all of which have been confirmed since the cutoff date and are included in the cORR of 38%. Duration of response ranged from 0.8+ to 15.0+ months, and the duration of treatment in the 39 patients ranged from 0.5 to 19.2+ months with 21 patients remaining on treatment.

•
Across EXP-2, EXP-3 and EXP-4, 18 patients (25%) had a ROS1 resistance mutation detected, 15 of which had G2032R solvent front mutations (“SFMs”). The cORR was 50% (95% CI: 26-74) in 18 patients with any resistance mutation and 53% (95% CI: 27-79) in patients with a G2032R SFM which included two complete responses (“CRs”).

Preliminary Safety Analysis (n=301)

•
Repotrectinib was generally well tolerated.

•
The most frequently reported treatment-emergent adverse event (“TEAE”) was low-grade dizziness (60%) of which 76% of reported cases were grade 1. 11 patients (4%) reported ataxia in the absence of dizziness. No events of dizziness or ataxia led to treatment discontinuation.

•
Dose modifications due to TEAEs included 27% of patients who had dose reduction and 11% who had drug discontinuation.

Elzovantinib Updated Phase 1 Dose Finding Data from SHIELD-1 Study

The updated data from the Phase 1 dose finding portion of SHIELD-1 utilizes an August 23, 2021 data cutoff. 54 patients were treated across seven dose levels. Patients included those with NSCLC (n=31), gastric or gastroesophageal junction (“GEJ”) cancer (n=9), colorectal cancer (“CRC”) (n=5), and other solid tumors (n=9) harboring genetic alterations in MET. Of the 54 patients, 93% received prior chemotherapy or immunotherapy, and 72% had a baseline ECOG performance score of 1. Preliminary efficacy data were available for 46 evaluable patients with baseline measurable disease and at least one post-baseline evaluable scan. Responses were confirmed with a subsequent scan at least 28 days later per RECIST 1.1 and were determined by physician assessment.

Preliminary Safety Analysis (n=54)

•
Elzovantinib was generally well tolerated.

•
The most frequently reported TEAE was dizziness (65%) of which 94% of reported cases were grade 1 or grade 2.

•
Dose modifications due to TEAEs included 39% of patients who had dose reduction and 6% who had drug discontinuation.

•
Two dose-limiting toxicities of grade 3 vertigo and grade 2 dizziness occurred at 120 mg QD.

•
Peripheral edema was reported in 20% of patients and none were grade 3 or higher. No ILD/pneumonitis of any grade was reported. Additionally, no treatment related grade 3 or higher ALT/AST elevation was reported.

Preliminary Efficacy Analysis (n=46)

•
A total of 46 patients were evaluable for efficacy, including 32 who were MET TKI-naïve; 11 with NSCLC, nine with GC/GEJ cancer, and 12 with other solid tumors. Of the 11 NSCLC patients, five had MET exon 14 skipping, four had MET amplification, and two had MET oncogenic mutations. Of the nine GC/GEJ cancer patients, eight had MET amplification and one had MET fusion. Of the 12 patients with advanced other solid tumors, seven had MET amplification, three had MET exon 14 skipping, and two had MET fusions.

•
Among the 11 MET TKI-naïve NSCLC patients, four achieved confirmed responses for a cORR of 36% (95% CI: 11-69) across all dose levels. Of the four confirmed responders, one had MET exon 14 skipping, one had MET amplification with a gene copy number (GCN) of 7, and two had MET oncogenic mutations. The duration of response (DOR) range (n=4) was 1.8+ to 15+ months, with the longest duration in a MET exon 14 skipping NSCLC patient previously treated with immunotherapy, who remained in a response for 15+ months and on treatment for 18+ months.

•
Among the nine MET TKI-naïve GC/GEJ patients, three achieved confirmed responses for a cORR of 33% (95% CI: 7-70) across all dose levels. Of the three responders, all had MET amplification with GCNs of 12, 14 and 25. The duration of response (DOR) range (n=3) was 5.2 to 12.9+ months.

•
Among the 12 patients with advanced other solid tumors, one patient with MET amplified colorectal cancer with a GCN of 34 achieved a confirmed response.

•
14 patients were MET TKI-pretreated; 13 with NSCLC and one with liver cancer. This population was heavily pretreated with 36% having received at least five lines of prior therapy. The median number of prior therapies was three (range 1 to 6).

•
Seven of the 13 NSCLC patients achieved stable disease as their best response for a clinical benefit rate of 54%.

Regulatory Updates

Repotrectinib

At the Company’s anticipated meeting with the U.S. Food and Drug Administration (“FDA”) in the first half of 2022 to discuss the topline BICR results from EXP-1 of the TRIDENT-1 study, the Company also plans to discuss available BICR data in at least 50 patients from the ROS1-positive TKI-pretreated NSCLC cohorts of the study, with at least six months of follow-up for the majority of responders.

Elzovantinib

At a recent End of Phase 1 Meeting with the FDA the Company received guidance on the design of the planned Phase 2 portion of the SHIELD-1 study and feedback on the recommended Phase 2 dose. The meeting focused on the potential next steps for elzovantinib in patients with NSCLC.

In the initial feedback, the FDA indicated that the Company’s Phase 2 design may be acceptable to support a future new drug application (“NDA”) submission and guided that the adequacy of the data to support accelerated approval would consider the magnitude and duration of responses in a risk-benefit analysis, and will depend on available therapies and the treatment landscape for NSCLC at the time of a potential future NDA submission.

The FDA recommended that the Company explore an additional intermediate dose level using the QD titration to BID dosing strategy in at least six to 10 patients prior to starting the Phase 2 portion of the study. The Company plans to enroll at least six to 10 patients at the dose level of 60 mg QD increased to 60 mg BID after 14 days in the SHIELD-1 Phase 1 to evaluate safety, tolerability and potential anti-tumor activity of elzovantinib. Based on the FDA feedback, the Company plans to revise SHIELD-1 into a potentially registrational Phase 1/2 study and initiate the Phase 2 portion of SHIELD-1 in 2022 pending FDA feedback on data from the intermediate dose level.

In addition, FDA feedback on the development path for elzovantinib in gastric/gastroesophageal junction (GEJ) cancer is pending.

The Company plans to initiate the SHIELD-2 combination study of elzovantinib with an epidermal growth factor receptor targeted therapy in 2022, pending filing of an investigational new drug application by the FDA.

Forward-Looking Statements

Statements contained in this report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the efficacy, safety and therapeutic potential of repotrectinib and elzovantinib, the results, conduct, progress and timing of the TRIDENT-1, SHIELD-1 and SHIELD-2 clinical studies, plans regarding future regulatory submissions, and the regulatory approval paths for repotrectinib and elzovantinib. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “plans”, “will”, “believes,” “anticipates,” “expects,” “intends,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with the Company’s business in general, risks and uncertainties related to the impact of the COVID-19 pandemic to the Company’s business and the other risks described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its quarterly report on Form 10-Q filed with the SEC on August 9, 2021. All forward-looking statements contained in this report speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

99.1	Presentation Materials of Turning Point Therapeutics, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TURNING POINT THERAPEUTICS, INC.

Date:	October 7, 2021	By:	/s/ Annette North
Annette North Executive Vice President and General Counsel